                                                                    EXHIBIT 12.1


                      REV HOLDINGS INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)




                                            PRO FORMA
                                ---------------------------------
                                                                      NINE MONTHS ENDED
                                 NINE MONTHS ENDED    YEAR ENDED        SEPTEMBER 30,
                                   SEPTEMBER 30,     DECEMBER 31, -------------------------
                                        2000             1999         2000         1999
                                ------------------- ------------- ------------ ------------
(Loss) income from
 continuing operations
 before income taxes ..........      $  (79.5)        $ (374.1)     $ (128.7)    $ (249.6)
Interest expense ..............         117.5            159.4         164.2        158.4
Amortization of debt
 issuance costs ...............           4.7              4.6           7.2          6.0
Portion of rental expense
 deemed to represent interest .          10.6             14.1          10.6         10.6
                                     --------         --------      --------     --------
Earnings (loss) before fixed
 charges ......................      $   53.3         $ (196.0)     $   53.3     $  (74.6)
                                     ========         ========      ========     ========
Interest expense ..............      $  117.5         $  159.4      $  164.2     $  158.4
Amortization of debt
 issuance costs ...............           4.7              4.6           7.2          6.0
Portion of rental expense
 deemed to represent interest .          10.6             14.1          10.6         10.6
                                     --------         --------      --------     --------
Fixed charges .................      $  132.8         $  178.1      $  182.0     $  175.0
                                     ========         ========      ========     ========
Ratio of earnings to fixed
 charges ......................            --               --            --           --
                                     ========         ========      ========     ========
Deficiency of earnings to
 fixed charges ................      $   79.5         $  374.1      $  128.7     $  249.6
                                     ========         ========      ========     ========



                                                   YEAR ENDED DECEMBER 31,
                                -------------------------------------------------------------
                                    1999         1998        1997        1996        1995
                                ------------ ----------- ----------- ----------- ------------
(Loss) income from
 continuing operations
 before income taxes ..........   $ (433.4)   $  (88.5)   $  (20.8)   $  126.7     $ (110.9)
Interest expense ..............      215.4       206.6       232.9       240.1        237.5
Amortization of debt
 issuance costs ...............        7.9         9.0        11.6        12.5         15.2
Portion of rental expense
 deemed to represent interest .       14.1        14.4        15.2        15.4         14.7
                                  --------    --------    --------    --------     --------
Earnings (loss) before fixed
 charges ......................   $ (196.0)   $  141.5    $  238.9    $  394.7     $  156.5
                                  ========    ========    ========    ========     ========
Interest expense ..............   $  215.4    $  206.6    $  232.9    $  240.1     $  237.5
Amortization of debt
 issuance costs ...............        7.9         9.0        11.6        12.5         15.2
Portion of rental expense
 deemed to represent interest .       14.1        14.4        15.2        15.4         14.7
                                  --------    --------    --------    --------     --------
Fixed charges .................   $  237.4    $  230.0    $  259.7    $  268.0     $  267.4
                                  ========    ========    ========    ========     ========
Ratio of earnings to fixed
 charges ......................         --          --          --         1.5           --
                                  ========    ========    ========    ========     ========
Deficiency of earnings to
 fixed charges ................   $  433.4    $   88.5    $   20.8          --     $  110.9
                                  ========    ========    ========    ========     ========